UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2006
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	0-21923 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)

727 North Bank Lane Lake Forest, Illinois (Address of principal executive offices)	60045 (Zip Code)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
     On January 4, 2006, the Board of Directors of Wintrust Financial Corporation (the “Company”) amended and restated the Company’s by-laws in order to assure consistency between the by-laws and the Company’s Amended and Restated Articles of Incorporation, as amended, and applicable law. The amended and restated by-laws include, among other things, certain changes to: (i) provide that a special meeting of shareholders may be called by shareholders holding twenty percent or more of the outstanding shares entitled to vote at a meeting; (ii) extend the notice period for a special meeting of shareholders from 40 days to 60 days; (iii) remove the ten year limitation on the duration of a voting trust; (iv) increase the minimum number of directors from six to nine; (v) provide that shareholders may change the number of directors; (vi) provide that shareholders may, at a special meeting of shareholders, appoint directors to fill a vacancy on the board; (vii) provide that if vacancy on the board is filled by the directors, the director so appointed shall stand for election at next meeting where directors are to be elected; (viii) extend mandatory indemnification to former directors, officers or employees; (ix) limit indemnification to situations where a director, officer of employee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company; (x) provide that indemnification may be authorized by a committee of directors; and (xi) provide that shareholders have the power to amend the by-laws.
     The foregoing description is a brief summary of certain of the provisions adopted or changed by the amended and restated by-laws and is qualified in its entirety by reference to the Company’s amended and restated by-laws attached hereto as Exhibit 3.3 and incorporated by reference herein.
Item 8.01. Other Events.
     The information provided in Item 3.03 is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

3.3	Amended and Restated By-laws of Wintrust Financial Corporation.
Additional Information
     The Company will be filing a registration statement with the Securities and Exchange Commission (the “SEC”) in connection with its previously announced proposed acquisition of Hinsbrook Bancshares, Inc. (“HBI”). HBI shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about the Company, HBI and the proposed transaction. A definitive proxy statement/prospectus will be sent to HBI shareholders seeking their approval of the merger and the other transactions contemplated thereby. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Wintrust Financial Corporation, Attn: Investor Relations, 727 North Bank Lane, Lake Forest, Illinois 60045 or by calling (847) 615-4096, or to Hinsbrook Bancshares, Inc., Attn: President, 6262 South Route 83, Willowbrook, Illinois 60527 or by calling (630) 920-2700.
     HBI, the Company and certain of their respective directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of HBI in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement/prospectus when it is filed with the SEC.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David L. Stoehr
David L. Stoehr
Executive Vice President and Chief Financial Officer

Date: January 5, 2006

EXHIBIT INDEX

Exhibit No.	Description

3.3	Amended and Restated By-laws of Wintrust Financial Corporation.